UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

Entry into Catalent Agreement

As previously disclosed, on June 20, 2016, Palatin Technologies, Inc. (“Palatin”) entered into a Commercial Supply Agreement (the “Catalent Agreement” or the “Prior Catalent Agreement”) with Catalent Belgium S.A. (“Catalent”), a subsidiary of Catalent Pharma Solutions, Inc., with an effective date of June 10, 2016, pursuant to which Catalent agreed to provide manufacturing and supply services to Palatin related to production of Vyleesi® (the trade name for bremelanotide).

AMAG License; Assignment of Catalent Agreement to AMAG

As previously disclosed, the Catalent Agreement was subsequently assigned to AMAG Pharmaceuticals, Inc. (“AMAG”) pursuant to a License Agreement by and between Palatin and AMAG, dated January 8, 2017 (the “AMAG Licensee Agreement”). Pursuant to the AMAG License Agreement, AMAG acquired the exclusive rights to commercialize Vyleesi in North America.

Termination of AMAG License; Assignment of Catalent Agreement to Palatin

As previously disclosed, effective July 24, 2020, Palatin entered into a termination agreement (the “AMAG License Termination Agreement”) with AMAG, thereby terminating the AMAG License Agreement. In connection with the AMAG License Termination Agreement, the Catalent Agreement was assigned to Palatin.

Termination of Catalent Agreement

In planning for Palatin’s future manufacturing needs, Palatin and Catalent decided to terminate the Catalent Agreement and enter into a replacement agreement with certain modified terms, including a reduction in the minimum annual purchase requirements and modification of other financial terms. In consideration for a one-time payment of Six Million Euros (€6,000,000), Palatin and Catalent have terminated the Catalent Agreement by mutual agreement, in accordance with the terms and conditions set forth in the Termination and Release Agreement, dated September 29, 2020 (the “Termination Agreement”).

Entry into New Catalent Agreement

In connection with the termination of the Prior Catalent Agreement, Palatin entered into a new Commercial Supply Agreement, dated as of September 29, 2020, between Palatin and Catalent (the “New Catalent Agreement” or the “Agreement”). Like the Prior Catalent Agreement, the New Catalent Agreement provides that Catalent will provide manufacturing and supply services to Palatin related to production of Vyleesi, including that Catalent will supply specified minimums of Palatin’s requirements for Vyleesi during the term of the Agreement.

The initial term of the Agreement will continue until August 20, 2025. The initial term of the Agreement will be automatically extended for one 24-month period unless either party notifies the other of its desire to terminate as of the end of the initial term as outlined in the Agreement.

The Agreement also includes customary terms and conditions relating to forecasting and minimum commitments, ordering, delivery, inspection and acceptance, and termination, among other matters.

The foregoing description of the terms of the Termination Agreement and the New Catalent Agreement are qualified in their entirety by the full text of the Termination Agreement and the New Catalent Agreement, which Palatin expects to file as exhibits to a future periodic report.

Item 1.02
Termination of a Material Definitive Agreement.

The description under the heading “Termination of Catalent Agreement” set forth in Item 1.01 above is incorporated by reference in this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: October 2, 2020	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer